                           LEASE AND ACCESS AGREEMENT


     This Lease and Access Agreement ("Lease") is made and entered into this 12th day of August, 1996, by and between Campbell Wells, Ltd., a Delaware limited partnership, Inc. ("Lessor"), and Newpark Resources, Inc. ("Lessee"), with reference to the following facts:

     A. Concurrently with the execution and delivery of this Lease, pursuant to an Asset Purchase and Lease Agreement (the "Purchase Agreement") dated June 5, 1996, by and among (i) Sanifill, Inc., a Delaware corporation ("Sanifill") of which Lessor is an indirect wholly owned subsidiary, Lessor, NOW Disposal Holding Co., a Delaware corporation and an indirect wholly-owned subsidiary of Sanifill ("Holdco"), and (ii) Lessor, Lessee has purchased from Holdco all of the equity interests in NOW Disposal Operating Co., a Delaware corporation ("Disposeco"), and has purchased or is leasing from Lessor the Included Assets (as that term is defined in the Purchase Agreement) used in the Acquired Business (as that term is defined in the Purchase Agreement). Lessee may assign its rights and delegate its duties under this Lease to a wholly-owned subsidiary ("Subsidiary"), provided that no such assignment of rights or delegation of duties shall relieve Lessee of its obligations under this Lease. If such assignment is made, references to Lessee in this Lease shall be deemed to refer to Subsidiary, or to Lessee and Subsidiary, as appropriate.

     B. Concurrently with the execution and delivery of this Lease, Lessee has guaranteed the obligations of Disposeco under the NOW Disposal Agreement (the "Disposal Agreement") dated June 4, 1996, among Disposeco, Sanifill and Lessor.

     C. Lessor is the owner of the real property, including all buildings thereon and improvements thereto, located in the Parish of Jefferson Davis, State of Louisiana, described more particularly in Exhibit "A" hereto (the "Premises").

     D. This Lease sets forth the terms and conditions on which Lessee is subleasing from Lessor the portion (and no other portion) (the "Dock") of the Premises described in Exhibit "B" attached hereto. The Dock is part of the Included Assets and constitutes one of the Landfarm Docks referred to in Paragraph 13.1 of the Purchase Agreement.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, the parties hereby agree as follows:

     1.  LEASE OF DOCK.

         Lessor hereby leases the Dock to Lessee, and Lessee hereby leases the Dock from Lessor, on the terms and conditions set forth in this Lease. Subject to the terms of this Lease, Lessor hereby guarantees to Lessee the quiet enjoyment and peaceable possession of the Dock for the entire term of this Lease.

     2.  WARRANTY BY LESSOR.

         Lessor hereby warrants and represents to Lessee that Lessor is the lawful owner of the Premises.

     3.  TERM.

         The term of this Lease commences on the date hereof ("Commencement Date") and shall continue for a period of twenty-five (25) years, i.e., until August 12, 2021 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Lease. The foregoing notwithstanding,
(a) Lessee (but not Lessor) shall have the right to terminate this Lease at any time upon not less than ten days' written notice to Lessor, and (b) this Lease shall terminate automatically upon termination of the Disposal Agreement.

     4.  RENT.

         All rental for the Dock for the entirety of the term of this Lease, to and including the Termination Date, is included in the Purchase Price, as that term is defined in the Purchase Agreement, that has been paid by Lessee, the receipt and sufficiency of which are hereby expressly acknowledged by Lessor. The Purchase Price paid by Lessee further includes payment in full, for the entire term of this Lease, of all other amounts payable by Lessor on account of the Premises, however characterized.

     5.  ACCESS TO DOCK.

         The execution of this Lease notwithstanding, Lessor shall have the right of access to the Dock and, in cooperation with Lessee, shall have the right to operate the Dock, in each case solely for the purpose of performing their obligations under the Disposal Agreement. Subject to the terms of the Disposal Agreement, Lessor shall pay all costs and expenses of operating the Dock in connection with the Disposal Agreement. The parties shall indemnify and hold harmless each other with respect to obligations arising in connection with the operation of the Dock to the extent and in the manner provided in Article IX of the Disposal Agreement. If, at any time, Lessor permanently ceases to use the Premises for disposal of waste in connection with the Disposal Agreement, this right of access shall terminate.

     6.  MAINTENANCE AND OPERATING EXPENSES.

         Lessor shall pay all of the costs and expenses incurred in the repair, maintenance or upkeep (including but not limited to taxes, utilities, and insurance) of the Dock, in further consideration of its receipt of the Purchase Price. Without limiting the generality of the foregoing, Lessor shall pay all costs and expenses relating to the repair, maintenance, upkeep and insuring of any improvements on the Dock, when such improvements are erected by Lessor. Lessee shall pay all costs and expenses relating to the repair, maintenance, upkeep and insuring of any improvements on the Dock, when such improvements are erected by Lessee. Lessee shall obtain the written consent of Lessor prior to erecting any improvements on the Dock.

     7.  USE OF DOCK.

         Lessee may use the Dock for any lawful purpose.

     8.  ASSIGNMENT AND SUBLETTING.

         Lessee may assign this Lease or further sublet or assign all or any part of the Dock without Lessor's prior written consent, and Lessor may assign this Lease without Lessee's prior written consent; provided, however, that no such subleasing or assignment shall relieve Lessor or Lessee of any of its obligations hereunder.

     9.  DISPUTE RESOLUTION.

         9.1 NEGOTIATION OF DISPUTES. In the event of any dispute or disagreement arising out of or relating to the implementation and performance of this Lease, the parties agree to attempt to resolve such dispute in good faith. Should a resolution of such dispute not be obtained within 15 days after the origination of the dispute, either party may submit the dispute to arbitration in accordance with the provisions of this Paragraph 10 by written notice to the other party.

         9.2 GENERAL ARBITRATION. Any claim, dispute or controversy arising out of or relating to this Lease or the breach thereof not settled in accordance with the provisions of Section 9.1 shall be submitted to binding arbitration by the American Arbitration Association (the "AAA") for arbitration in Houston, Texas, in accordance with the Commercial Arbitration Rules of the AAA then in effect. There shall be three arbitrators, with each party selecting one. The third arbitrator shall be selected by the two party-selected arbitrators and shall be the chairperson of the panel. The party requesting arbitration shall name its arbitrator in the demand for arbitration and the other party shall name its arbitrator within 30 days after receipt of the arbitration demand. The third arbitrator shall be named within 30 days after the appointment of the second arbitrator. The AAA shall be empowered to appoint any arbitrator not named in accordance with the procedure set forth herein. The decision of the arbitrators shall be final and binding upon the parties without the right to appeal to the courts. The award rendered in arbitration shall be final and judgment thereon may be entered by any court having jurisdiction thereof. The costs and expenses of the arbitration (including reasonable attorney's fees) will be borne by the losing party, unless the arbitrators determine that it would be manifestly unfair to honor this provision and determine a different allocation of costs.

         9.3 APPLICABLE LAW AND ARBITRATION ACT. This agreement to arbitrate shall be enforceable in either federal or state court. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including, without limitation, the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses as to arbitrability, and the rules governing the conduct of the arbitrations, shall be governed by and construed pursuant to the United States Arbitration Act. In deciding the substance of any such claim, dispute or disagreement, the arbitrators shall apply the substantive laws of the State of Texas; provided, however, that the arbitrators shall have no authority to award punitive damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover punitive damages in connection with any such claims, disputes or disagreements.

          9.4 CONTINUATION OF PERFORMANCE. In the event of a dispute arising under this Lease, the parties shall continue performance of their respective obligations hereunder pending resolution of the dispute.

     10.  NOTICES.

          All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Lessor to Lessee shall be given in writing and delivered in person or sent by overnight delivery service or United States Mail, postage prepaid, addressed to the Lessee at the Dock, and to the address hereinbelow, or to such other place as Lessee may from time to time designate in a notice to the Lessor. All notices and demands by the Lessee to Lessor shall be given in writing and delivered in person or sent by overnight delivery service or United States Mail, postage prepaid, addressed to the Lessor at the address, set forth herein, and to such other person or place as the Lessor may from time to time designate in a notice to the Lessee.

     To Lessor at:  Campbell Wells, Ltd.
                    2014 West Pinhook Road, Suite 900
                    Lafayette, LA 70508
                    Attention: W. Gregory Orr, President

                    Telephone: (318) 266-7966
                    Telefax:   (318) 266-7922

                    With a copy to:

                    Louise A. Shearer
                    Baker & Botts, L.L.P.
                    One Shell Plaza
                    910 Louisiana
                    Houston, TX 77002-4995

                    Telephone: (713) 229-1286
                    Telefax:   (713) 229-1522

     To Lessee at:  Newpark Resources, Inc.
                    Lakeway Center
                    3850 N. Causeway, Suite 1770
                    Metairie, LA 70002
                    Attention: James D. Cole, President

                    Telephone: (504) 838-8222
                    Telefax:   (504) 833-9506

     11.  MISCELLANEOUS.

          11.1 BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          11.2 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.3 HEADINGS. Captions and paragraph headings used herein are for convenience only and are not a part of this Lease and shall not be used in construing it.

          11.4 AMENDMENTS; WAIVERS. No provision or term of this Lease or any agreement contemplated herein between the parties hereto may be supplemented, amended, modified, waived or terminated except in a writing duly executed by the party to be charged. No waiver of any of the provisions of this Lease shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Failure of a party to insist on strict compliance with any of the terms and conditions of this Lease shall not be deemed a waiver of any such terms and conditions.

          11.5 ENTIRE AGREEMENT. This Lease, the Purchase Agreement and the Disposal Agreement comprise the entire agreement of the parties and supersede all earlier understandings of the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF the parties have executed and delivered this Lease as of the date first set forth above.


                                       LESSOR:

                                       CAMPBELL WELLS, LTD.

                                       By SANIFILL GP HOLDING CO., INC., its
                                       General Partner



                                       By: /s/ MICHAEL W. HARLAN
                                           ------------------------------------
                                           Michael W. Harlan, Treasurer


                                       LESSEE:

                                       NEWPARK RESOURCES, INC.



                                       By: /s/ JAMES D. COLE
                                           ------------------------------------
                                           James D. Cole, President

                                    EXHIBIT A


ALL OF THAT CERTAIN PARCEL OF LAND situated in Section Fourteen (14), Township Ten (10) South, Range Two (2) West, Jefferson Davis Parish, Louisiana, and more fully described as follows, to-wit:

COMMENCING at the intersection of the West line of Section Fourteen (14) with the centerline of the Southern Pacific Railroad Company's right-of-way, thence 918.8 feet Northeasterly along the West line of Section Fourteen (14), thence East 595 feet to the point of beginning;

THENCE East to the Mermentau River.

                                    EXHIBIT B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                      PLAT OF SURVEY
                                                     SHOWING DOCK AREA
                                                      TO BE LEASED TO
                                            NEWPARK ENVIRONMENTAL SERVICES, INC.
                                                           FROM
                                                    CAMPBELL WELLS LTD.

                                             OF PROPERTY LOCATED IN SECTION 14,
                                             TOWNSHIP 10 SOUTH, RANGE 2 WEST,
                                             JEFFERSON DAVIS PARISH, LOUISIANA.





                                     [MAP]





I HEREBY CERTIFY THAT THIS
PLAT REPRESENTS AN ACTUAL
GROUND SURVEY AND ENCROACH-
MENTS SHOWN ARE THOSE THAT
APPEAR VISUALLY AND THOSE
THAT HAVE BEEN DETERMINED
FROM INFORMATION PROVIDED
BY OWNER.


/s/ MICHAEL P. GUIDRY
---------------------
MICHAEL P. GUIDRY
REG. LAND SURVEYOR
JENNINGS & LAFAYETTE, LA                     [SEAL]
FLD. BK. N

DATE: JULY 29, 1996
SCALE: 1" -- 80'


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